UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2006

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California		92630
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

(b) On October 27, 2006 and in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR under the Securities Exchange Act of 1934, as amended, Western Digital Corporation (the "Company") announced that it had notified its directors and executive officers that they would be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring any shares of Company common stock or other equity securities of the Company, including pursuant to options to acquire common stock, beginning at 2:30pm on November 1, 2006. At such time, the Company also announced that the trading restriction was expected to end on the date that the Company filed its Form 10-K for the year ended June 30, 2006 with the Securities and Exchange Commission.

Today, the Company filed its Form 10-K for the year ended June 30, 2006 with the Securities and Exchange Commission. As a result, beginning on Tuesday, November 21, 2006, employees participating in the Company's 401(k) Plan will once again be permitted to elect to purchase shares of the Company's common stock under that plan.

Accordingly, the Company has today notified its directors and executive officers that the trading restriction that became effective on November 1, 2006 pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR under the Securities Exchange Act of 1934, as amended, will terminate on Tuesday, November 21, 2006 concurrent with the right and the ability of the Company’s employees to purchase shares of the Company’s common stock under the Company’s 401(k) plan as described above. As a result, beginning Tuesday, November 21, 2006, directors and executive officers will once again be permitted to, directly or indirectly, purchase, sell or otherwise acquire or transfer shares of Company common stock or other equity securities of the Company, including pursuant to options to acquire common stock (in all cases, subject to compliance with any legal requirements that may apply to their particular set of facts and circumstances, including insider trading restrictions).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

November 20, 2006	By:	Raymond M. Bukaty

Name: Raymond M. Bukaty
Title: Senior Vice President, Administration, General Counsel and Secretary